Exhibit 23.1

CONSENT OF A REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-41995 of Halifax Corporation and Subsidiaries on Form S-8 pertaining to the Halifax Corporation 1994 Key Employee Stock Option Plan and Non-Employee Directors Stock Option Plan of our report dated December 5, 2004 with respect to the financial statements of AlphaNational Technology Services, Inc. as of December 31, 2003 and 2002 and the years then ended appearing in this Current Report on Form 8-K-/A of Halifax Corporation.

WEAVER AND TIDWELL, L.L.P.

December 15, 2004